Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

NMI Holdings, Inc.
Emeryville, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 16, 2018, relating to the consolidated financial statements and financial statement schedules of NMI Holdings, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
San Francisco, California
February 26, 2018